Exhibit 10.40

SUPPLEMENTARY AGREEMENT

THIS SUPPLEMENTARY AGREEMENT is made and entered into as of November 20, 2012 in Shenzhen, the People’s Republic of China (PRC) by and among:

Party A: E-Sun Sky Computer (Shenzhen) Co., Ltd., a wholly foreign-owned company established and existing under the laws of the PRC, with its address at 602-B, Building No.9, Shenzhen Software Park (II), No.1, Technology Middle Road, High-tech Middle Zone, Nanshan District, Shenzhen;

Party B:	Fu Jieping, a PRC citizen, with the ID number of 44010519670129001X

Li He, a PRC citizen, with the ID number of 532721195805190015;

Li Xue, a PRC citizen, with the ID number of 532228196412241944;

Yuan Ping, a PRC citizen, with the ID number of 420106196803074927;

Zou Bo, a PRC citizen, with the ID number of 440306197007160030;

Zou Ying, a PRC citizen, with the ID number of 421003197812020016;

Xu xiaojun, a PRC citizen, with the ID number of 320121197809193139; and

Guangzhou Shulian Information Investment Co., Ltd, with the registration number of 440108000044493

Party C: Shenzhen E-Sun Network Co., Ltd., a limited liability company established and existing under the laws of the PRC, with its address at Room 601/602, Building No.9, Shenzhen Software Park, Technology Middle Er Road, Nanshan District, Shenzhen;

(Party A, Party B and Party C, each a “Party”, collectively the “Parties”)

WHEREAS:

The Parties entered into that certain exclusive purchase right agreement (Original Agreement) dated June 1, 2011 and reached certain common understandings at the time of execution of such Original Agreement.

NOW, THEREFORE, in order to formalize in writing such common understandings of the Parties, the Parties hereby reach the following written agreement:

1. At the request of Party A, Party B or any of its designees shall unconditionally transfer in full any cash and assets received by it from Party C (including without limitation dividends, bonuses and other rights and benefits distributed by Party C) to Party A in a form consistent with PRC laws, with the relevant taxes and charges to be borne by Party A.

2. This agreement shall be retroactive to June 1, 2011, the execution date of the Original Agreement.

3. This agreement shall constitute a supplementary agreement to the Original Agreement and shall have the same legal force and effect as the Original Agreement.

4. Issues not covered hereunder shall be governed by the Original Agreement.

5. This agreement shall be made in ten copies. Party A and Party C shall each hold one copy and Party B shall hold eight copies. Each copy shall have the same legal force and effect.

(NO OPERATIVE TEXT BELOW)

(SIGNATURE PAGE TO SUPPLEMENTARY AGREEMENT)

Party A: E-Sun Sky Computer (Shenzhen) Co., Ltd. (seal)

By:	/s/ Geng Jin

(Authorized Representative)

Party B: Fu Jieping

By:	/s/ Fu Jieping

Li He

By:	/s/ Li He

Li Xue

By:	/s/ Li Xue

Yuan Ping

By:	/s/ Yuan Ping

Zou Bo

By:	/s/ Zou Bo

Zou Ying

By:	/s/ Zou Ying

Xu Xiaojun

By:

Guangzhou Shulian Information Investment Co., Ltd (seal)

By:	/s/ Yang Fei

(Authorized Representative)

Party C: Shenzhen E-Sun Network Co., Ltd. (seal)

By:	/s/ Zou Ying

(Authorized Representative)